SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that we have been notified by the operator of the Boyne Prospect, a gas prospect in Alberta, that the seismic data on the prospect is encouraging and that drilling is expected to commence shortly barring any unforeseen events.  According to the operator, “the geophysical consultant's interpretation of the seismic, two drill target anomalies exist on the property.  Seismic evidence collaborates our original geologic assumptions indicating the presence of three zones in one drill target and two in the other. The zones are referred to as: Upper Grand Rapids A sand, Upper Grand Rapids B sand, and the Viking sand. Furthermore, the seismic result has indicated which adjacent lands the company (the participants) should undertake to acquire in order to expand the play.”

The seismic program was comprised of three seismic lines for a total of 8.6 km. The lines tie in the neighbor's successfully tested  well (3.4 million cubic feet of gas per day absolute open flow) three quarters of a mile  northwest of the property and in addition also incorporate parts of two  neighboring sections along with the Boyne Prospects owned section.

President of the operating company states, "The seismic  program has achieved its objective which was to collaborate our  geologic assumptions by showing the geologic structure thus  increasing the probability of drilling success from an estimated 35%  to an estimated 70%; and in addition, guide us as to what land to  target for acquisition in order to expand the play."

In other news, a decision regarding an oil sands project in Alberta, Canada, is expected soon.

Bernard McDougall, our president stated, "It will be great to start drilling again on a new oil and gas prospect.  It has been many months since our last drill program and considering the current prices of oil and gas, the timing to get drilling again is very opportune.  Based on the operator’s opinions this new prospect has a good chance of success and therefore could add significantly to the revenue stream of MSEV.  When you couple this new gas project with the potential of a new Alberta Oil Sands project, these clearly are very exciting time for MSEV and MSEV’s shareholders.”

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization including the oil sands of Canada.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         February 14, 2006